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                                                                    EXHIBIT 99.3

LOGO

                               DESKTOP DATA, INC.

          PROXY FOR SPECIAL MEETING OF STOCKHOLDERS, FEBRUARY 24, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Donald L. McLagan and Edward R. Siegfried, and each of them with full power of substitution to vote all shares of stock of DESKTOP DATA, INC. (the "Corporation") which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Corporation to be held on Tuesday, February 24, 1998 at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110 and at any adjournment thereof, upon matters set forth in the Notice of Special Meeting and Proxy Statement dated January 28, 1998, a copy of which has been received by the undersigned.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF (I) APPROVING AND ADOPTING THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION DATED NOVEMBER 2, 1997 (THE "AGREEMENT"), RELATING TO THE PROPOSED MERGER (THE "MERGER") OF INDIVIDUAL, INC., A DELAWARE CORPORATION ("INDIVIDUAL"), WITH AND INTO THE CORPORATION AND THE ISSUANCE OF SHARES OF THE CORPORATION'S COMMON STOCK (THE "COMMON STOCK") PURSUANT TO THE AGREEMENT; (II) APPROVING AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION TO CHANGE THE CORPORATE NAME TO "NEWSEDGE CORPORATION," SUBJECT TO AND UPON CONSUMMATION OF THE MERGER; (III) APPROVING AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMMON STOCK FROM 15,000,000 SHARES TO 35,000,000 SHARES, SUBJECT TO AND UPON CONSUMMATION OF THE MERGER; (IV) APPROVING AN AMENDMENT TO THE CORPORATION'S 1995 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMMON STOCK TO BE RESERVED FOR ISSUANCE THEREUNDER FROM 1,625,000 TO 4,125,000 SHARES, SUBJECT TO AND UPON CONSUMMATION OF THE MERGER; AND (V) APPROVING AMENDMENTS TO THE CORPORATION'S 1995 EMPLOYEE STOCK PURCHASE PLAN, INCLUDING THE INCREASE IN THE NUMBER OF SHARES OF THE COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER FROM 175,000 TO 500,000 SHARES, SUBJECT TO CONSUMMATION OF THE MERGER. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                        *******************************


LOGO

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

  The Board of Directors recommends a vote for the following proposals:

1. To approve and adopt the Agreement and the issuance of shares of the Corporation's Common Stock to the stockholders of Individual pursuant to the
   Agreement:

                [_] FOR   [_] AGAINST    [_] ABSTAIN

2. To approve an amendment to the Corporation's Amended and Restated Certificate of Incorporation to change the corporate name to "NewsEDGE Corporation," subject to and upon consummation of the Merger:

                [_] FOR   [_] AGAINST    [_] ABSTAIN

3. To approve an amendment to the Corporation's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Common Stock from 15,000,000 to 35,000,000, subject to consummation of the Merger:

                [_] FOR   [_] AGAINST    [_] ABSTAIN

4. To approve an amendment to the Corporation's 1995 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 1,625,000 to 4,125,000 shares:

                [_] FOR   [_] AGAINST    [_] ABSTAIN

5. To approve an amendment to the Corporation's 1995 Employee Stock Purchase Plan including the increase in the number of shares of the Common Stock reserved for issuance thereunder from 175,000 to 500,000 shares:

                [_] FOR   [_] AGAINST    [_] ABSTAIN

6. To transact such other business as may properly come before the meeting and any adjournments thereof.

                                       [_] MARK HERE FOR ADDRESS CHANGE AND
                                       NOTE AT LEFT

                                       Please sign your name exactly as it
                                       appears on your stock certificate(s),
                                       write in the date and return this proxy
                                       as soon as possible in the enclosed
                                       envelope. If the stock is registered in
                                       more than one name, each joint owner
                                       should sign. If signing as attorney,
                                       executor, trustee, administrator or
                                       guardian, please give full title as
                                       such. Only authorized officers should
                                       sign for corporations.

                                       Signature ______  Date _________________

                                       Signature ______  Date _________________